ARTICLES OF AMENDMENT
DREYFUS NEW LEADERS FUND, INC., a Maryland
corporation having its principal office in
the State of Maryland in Baltimore City,
Maryland (hereinafter called the "Corporation"),
hereby certifies to the State Department
of Assessments and Taxation of Maryland that:
FIRST:	The charter of the Corporation
is hereby amended by redesignating Dreyfus
New Leaders Fund, Inc. as Dreyfus Premier
 New Leaders Fund, Inc. and the issued and
unissued shares of Dreyfus New Leaders
Fund as Dreyfus Premier New Leaders
Fund--Class A Common Stock.
SECOND:	The foregoing amendments to
the charter of the Corporation were
approved by a majority of the entire
Board of Directors; the foregoing
amendments are limited to changes
expressly permitted by Section 2-605
of Subtitle 6 of Title II of the
Maryland General Corporation Law to be
made without action by the stockholders
of the Corporation; and the Corporation
is registered as an open-end investment
company under the Investment Company
Act of 1940, as amended.
IN WITNESS WHEREOF, Dreyfus New Leaders
Fund, Inc. has caused these Articles of
Amendment to be signed in its name and
on its behalf by its Vice President
who acknowledges that these Articles
of Amendment are the act of the
Corporation, that to the best of his
knowledge, information and belief all
matters and facts set forth herein
relating to the authorization and
approval of these Articles are true
in all material respects, and that
this statement is made under the
penalties of perjury.
DREYFUS NEW LEADERS FUND, INC.

By: ______________
Mark N. Jacobs
Vice President
WITNESS:
________________________________
John B. Hammalian
Secretary
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MCMWF/DNLFARTAMEND.DOC